UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

ADVANSIX INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)

300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders

AdvanSix Inc. (the “Company”) held its Annual Meeting of Stockholders on June 14, 2018. The following matters set forth in our Proxy Statement filed with the Securities and Exchange Commission on April 27, 2018 (the "2018 Proxy Statement"), were voted upon with the results set forth below.

1.    Election of Class II Directors. The Company’s stockholders elected the following director nominees to serve for a term ending at the 2020 annual meeting of stockholders with the respective votes set forth opposite their names:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul E. Huck	17,780,066	4,389,886	68,671	4,491,435
Daniel F. Sansone	21,900,797	268,485	69,341	4,491,435
Sharon S. Spurlin	17,597,273	4,574,180	67,170	4,491,435
2.    Ratification of Appointment of Independent Accountants. The Company’s stockholders voted upon and approved the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for 2018. The votes on this proposal were as follows:

For	Against	Abstain
26,561,906	85,699	82,453
3.     Advisory Vote to Approve Executive Compensation. The Company’s stockholders voted upon and approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the 2018 Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,622,264	503,605	112,754	4,491,435

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	AdvanSix Inc.

	By:	/s/ John M. Quitmeyer
	Name:	John M. Quitmeyer
	Title:	Senior Vice President, General Counsel and Corporate Secretary